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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement Number 33-18510 on Form S-8 dated November 13, 1987, Registration Statement Number 33-20884 on Form S-8 dated April 4, 1988, Registration Statement Number 33-27921 on Form S-8 dated April 10, 1989, Registration Statement Number 33-54061 on Form S-8 dated June 10, 1994 and Registration Statement Number 33-54787 on Form S-8 dated July 28, 1994 of our reports dated January 30, 1996, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of Allegheny Ludlum Corporation for the year ended December 31, 1995.

                                                       ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 20, 1996